DEAN HELLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684 8708

Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1.	Name of
	Corporation:	Digital Yearbook, Inc.

2.	Resident Agent	EastBiz.com, Inc.
	Name and Street	Name
	Address:	5348 Vegas Drive	Las Vegas	Nevada	89108
	(must be a Nevada address	Street Address	City	State	Zip Code
	where process may be	20 Robert Pitt Drive, Suite 214	Monsey	NY	10932
	served)	Optional Mailing Address	City	State	Zip Code

3.	Shares:	150,000,000	$0.0001
	(number of shares	Number of shares	Par value:	Number of shares
	corporation authorized to	with par value:		without par value:
Issue)

4.	Names	Ohad David
	& Addresses,	Name
	of Board of	Hanchala 2, Pardes Hans/Karkur, Mail Box #5023	ISRAEL		37000
	Directors/Trustees:	Street Address	City	State	Zip Code
	(attached additional page	Ruth Navon
	there is more than 3	Name
	directors/trustees)	Suite 325-3851 Francis Road	Richmond	BC	V7C 1J6
		Street Address	City	State	Zip Code

Name

		Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional-see instructions)

6.	Names, Address	Issac Muller	/s/ Issac Muller
	and Signature of	Name	Signature
	Incorporator:	20 Robert Pitt Drive, Suite 214	Monsey	NY	10932
	(attached additional page	Address	City	State	Zip Code
there is more than 1
incorporator)

7.	Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
	Appointment of	/s/		21/08/2007
	Resident Agent:	Authorized Signature of R.A. or On Behalf of R.A. Company		Date

This form must be accompanied by appropriate fees. See attached fee schedule.